THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
                           1992 INCENTIVE OPTION PLAN
                           --------------------------

          (As Amended and Restated Effective as of September 30, 1997)


                                    Article 1
                Background, Amendment and Restatement, and Term.

     1.1 Background. THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership (including any successor thereto, "TRG") was formed for the purposes of, among other things, owning, operating, acquiring, developing, redeveloping, expanding, leasing, managing, financing and refinancing, disposing of, and generally dealing with, regional retail shopping centers and opportunities to develop regional retail shopping centers (and interests therein). TRG has engaged the Manager, on an exclusive basis, to provide various services, including management, leasing, development, acquisition, and administrative services, to TRG.

     1.2 Original Plan. TRG adopted The Taubman Realty Group Limited Partnership 1992 Incentive Option Plan (the "Original Plan") effective as of November 20, 1992, to provide incentives to employees of the Manager to remain in the employ of the Manager for the benefit of TRG, to encourage proprietary interest in TRG, and to attract new employees with outstanding qualifications to serve the Manager on behalf of TRG.

     1.3 Amended and Restated Plan. The Original Plan is hereby amended and restated effective as of September 30, 1997 and is referred to hereinafter as the "Plan".

     1.4 Term.  The Plan will remain in effect until  terminated or abandoned by
action  of  the  Partnership   Committee  in  accordance  with  the  Partnership
Agreement.

                                    Article 2
                                   Definitions

     In the Plan, whenever the context so indicates, the singular or plural number, and the masculine, feminine or neuter gender shall each be deemed to include the other, the terms "he," "his," and "him" shall refer to an Optionee, and the capitalized terms shall have the following meanings:

     2.1 "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the Company, as the same may be amended from time to time.

     2.2 "Beneficiary" means (i) an individual, trust, estate, or Family Trust who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of an Optionee under the Plan and the Option Agreement upon the Optionee's death; or (ii) an individual who, as a result of designation by an Optionee, succeeds to the



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rights and obligations of such Optionee under the Plan and the Option  Agreement upon such Optionee's death.

     2.3 "Board of Directors" means the Board of Directors of the Company.

     2.4 "Business Day" means any Day on which the New York Stock Exchange is open for trading.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

     2.6 "Common Stock" means the common stock of the Company, par value $.01 per share.

     2.7 "Company" means Taubman Centers, Inc., a Michigan corporation.

     2.8 "Compensation Committee" means the Compensation Committee established for TRG pursuant to the Partnership Agreement.

     2.9 "Continuing Offer" means the Continuing Offer, as amended and restated effective as of September 30, 1997, by the Company to certain holders of Units of Partnership Interest and Incentive Options to exchange, subject to certain restrictions, Units of Partnership Interest (or the right, without condition, to receive Units of Partnership Interest pursuant to the Plan) for shares of Common Stock.

     2.10 "Date of Exercise", means with respect to an Incentive Option, the Business Day immediately preceding the date on which such Incentive Option is exercised pursuant to the Plan.

     2.11 "Date of Grant", means with respect to an Incentive Option, the Business Day immediately preceding the date on which the Compensation Committee grants such Incentive Option pursuant to the Plan.

     2.12 "Day" means each calendar day, including Saturdays, Sundays, and legal holidays; provided, however, that if the Day on which a period of time for consent or approval or other action ends is not a Business Day, such period shall end on the next Business Day.

     2.13 "Disability" or "Disabled" means, with respect to an Employee, a physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Employee incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than three hundred sixty-five (365) Days. Notwithstanding the foregoing, an Employee shall not be deemed to be Disabled as a result of any condition that:

               (a) was contracted, suffered, or incurred while such Employee was engaged in, or resulted from such Employee having engaged in, a felonious activity;


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               (b) resulted from an  intentionally  self-inflicted  injury or an addiction to drugs, alcohol, or substances which are not administered under the direction of a licensed physician as part of a medical treatment plan; or

               (c) resulted from service in the Armed Forces of the United States for which such Employee received a disability benefit or pension from the United States, or from service in the armed forces of any other country irrespective of any disability benefit or pension.

     The Disability of an Employee and the date upon which an Employee ceases to be employed by reason of Disability shall be determined by the Compensation Committee, upon the recommendation from the Manager, in accordance with uniform principles consistently applied, upon the basis of such evidence as the Compensation Committee and the Manager deem necessary and desirable, and its good faith determination shall be conclusive for all purposes of this Plan and the relevant Option Agreement. The Compensation Committee or the Manager shall have the right to require an Employee to submit to an examination by a physician or physicians and to submit to such reexaminations as the Compensation Committee or the Manager shall require in order to make a determination concerning the Employee's physical or mental condition; provided, however, that (i) an Employee may not be required to undergo a medical examination more often than once each one hundred eighty (180) Days nor at any time after the normal date of the Employee's Retirement, and (ii) the fees and expenses of any such medical examination(s) shall be considered expenses of administering the Plan. If any Employee engages in any occupation or employment (except for rehabilitation as determined by the Compensation Committee, upon the recommendation from the Manager) for remuneration or profit, which activity would be inconsistent with the finding of Disability, or if the Compensation Committee, upon the recommendation from the Manager, determines on the basis of a medical examination that an Employee no longer has a Disability, or if an Employee refuses to submit to any medical examination properly requested by the Compensation Committee or the Manager, then in any such event, the Employee shall be deemed to have recovered from such Disability.

     2.14 "Effective Date" means September 30, 1997. The effective date of the Original Plan was November 20, 1992.

     2.15 "Employee" means an individual who is and continues to be employed (within the meaning of Section 3401 of the Code and the regulations promulgated thereunder) by the Manager or a Manager Entity. An Employee shall cease to be an Employee upon the voluntary or involuntary termination of his employment with the Manager or a Manager Entity (as such terms are defined in Sections 2.26 and 2.27 hereof) for any reason, including death, Disability, Retirement, or with or without cause. Transfers of employment between the Manager and a Manager Entity, or between Manager Entities, shall not affect an individual's status as an Employee for purposes of the Plan and shall not be treated as a cessation of employment provided that the cessation of employment with the Manager or a Manager Entity is immediately followed by employment with the Manager or another Manager Entity. Whether an authorized leave of absence, or an absence due to military or government service, Disability, or any other reason, constitutes a cessation of employment shall be determined by the Compensation Committee, upon the recommendation from the Manager.


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     2.16 "Exercise Price", means with respect to an Incentive Option, the price at which an Optionee may exercise his Incentive Option to acquire one or more Units of Partnership Interest which are the subject of such Optionee's Incentive Option, and in accordance with the following provisions:

               (a) Incentive Options Granted prior to or at the time of the Initial Public Offering: The Exercise Price shall be equal to $11.139 for each Unit of Partnership Interest subject to an Incentive Option granted prior to or at the time of the Initial Public Offering.

               (b) Incentive Option Granted After November 20, 1992 but prior to September 30, 1997: The Exercise Price shall be equal to the Fair Market Value of each Unit of Partnership Interest (as defined in the Original Plan) determined as of the Date of Grant, divided by 1975.08 (rounding the quotient up to the nearest 1/10th cent) for each Unit of Partnership Interest subject to an Incentive Option granted on any date after November 20, 1992 but prior to September 30, 1997.

               (c)  Incentive  Options  Granted on or after  September 30, 1997:
                    The Exercise Price shall be equal to the Fair Market Value of each Unit of Partnership Interest (as defined in Section 2.18) determined as of the Date of Grant, for each Unit of Partnership Interest subject to an Incentive Option granted on any date on or after September 30, 1997.

     2.17 "Fair Market Value of the Common Stock" means the per share value of the Common Stock on the Valuation Date, and is determined as follows:

               (a) If the Common Stock is listed or admitted for trading on any national securities exchange, the Fair Market Value of the Common Stock is the closing price per share on such exchange on such Valuation Date (or, if listed on more than one exchange, the principal said exchange).

               (b) If the Common Stock is not traded on any national securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ System) or any similar system of automated dissemination of quotations of prices in common use, the Fair Market Value of the Common Stock is the price per share equal to the mean between the closing high bid and the closing low bid on such system on such Valuation Date.

               (c) If neither paragraph (a) nor paragraph (b) of this definition is applicable, the Fair Market Value of the Common Stock is the fair market value per share, on such Valuation Date, as determined by the Board of Directors (or by the Partnership Committee if the Board of Directors does not, for any reason, provide such determination), in good faith and in accordance with uniform principles consistently applied.


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     2.18 "Fair Market Value of each Unit of Partnership  Interest" means,  with respect to an Incentive Option, the value of a Unit of Partnership Interest that is the subject of an Incentive Option granted on or after September 30, 1997 and is equal to the Fair Market Value of the Common Stock.

     2.19 "Family Trust" means, with respect to an Optionee, a trust for the benefit of such Optionee or for the benefit of any member or members of such Optionee's Immediate Family, or for the benefit of such Optionee and any member or members of such Optionee's Immediate Family (for the purpose of determining whether or not a trust is a Family Trust, the fact that one or more of the beneficiaries (but not the sole beneficiary) of the trust includes a Person or Persons, other than a member of such Optionee's Immediate Family, entitled to a distribution after the death of the settlor if he, she, it, or they shall have survived the settlor of such trust, which distribution is to be made of something other than a Partnership Interest and/or includes an organization or organizations exempt from federal income taxes pursuant to the provisions of
Section 501(a) of the Code and described in Section 501(c)(3) of the Code, shall be disregarded); provided, however, that a trust will be a "Family Trust" hereunder only if the trustee or trustees of such Family Trust shall be solely such Optionee, a member or members of such Optionee's Immediate Family, a responsible financial institution and/or an attorney who is a member of the Bar of any State in the United States and/or an individual or individuals approved by the Partnership Committee.

     2.20 "Fractional Unit" means less than one Unit of Partnership Interest.

     2.21 "Immediate Family" means, with respect to an Optionee, (i) such Optionee's spouse (former or then current), (ii) such Optionee's parents and grandparents, and (iii) ascendants and descendants (natural or adoptive, of the whole or half blood) of such Optionee's parents or of the parents of such Optionee's spouse (former or then current).

     2.22 "Impermissible Holder" is defined in Section 7.17 hereof.

     2.23 "Incentive Option" means an option granted pursuant to the Plan to acquire one (1) or more Units of Partnership Interest, general and/or limited.

     2.24 "Incumbent Board" is defined in Section hereof.

     2.25 "Initial Public Offering" or "IPO" means the initial public offering of shares of Common Stock pursuant to the Company's first effective registration statement for the sale to the public of such Common Stock filed under the Securities Act of 1933, as amended.

     2.26 "Manager" means TTC, or such other Person who has by written contract with TRG agreed to provide management, administration, leasing, and development services for the properties of TRG.

     2.27 "Manager Entity" means a Person in which the Manager, or one or more of the Persons possessing a beneficial interest in the Manager, possesses a beneficial interest and which Person has agreed to provide personnel, management, administration, leasing and/or development or other services for the properties of TRG, or to the Manager for the benefit of TRG, or for TRG itself.

     2.28 "Option Agreement" is defined in Section hereof.


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     2.29 "Optionee"  means an Employee or a former Employee who has received an
Incentive Option.

     2.30 "Original Plan" means The Taubman Realty Group Limited Partnership 1992 Incentive Option Plan effective as of November 20, 1992.

     2.31 "Partnership Agreement" means The Amended and Restated Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, as the same has been or may be amended and/or supplemented.

     2.32 "Partnership Committee" means the Partnership Committee and the Executive Committee established for TRG pursuant to the Partnership Agreement.

     2.33 "Partnership Interest" means an interest, as a Partner, in TRG, as such terms are defined in the Partnership Agreement.

     2.34 "Partnership Interest Certificate" is defined in Section hereof.

     2.35 "Person" or "Persons" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

     2.36 "Plan" means The Taubman Realty Group Limited Partnership 1992 Incentive Option Plan as amended and restated effective as of September 30, 1997, as the same may be amended from time to time.

     2.37 "Retirement" means the termination of employment by an Employee after the attainment of the age of sixty-five (65) years or upon such earlier date as required by local law or as otherwise determined by the Compensation Committee, upon the recommendation from the Manager.

     2.38 "Special Incentive Options" means those Incentive Options granted for the purpose of converting amounts previously granted to eligible employees under The Taubman Company, Inc. Long Term Management Incentive Plan into Incentive Options under this Plan. All references and provisions in the Plan applicable to Incentive Options shall include and apply equally to Special Incentive Options unless expressly provided otherwise.

     2.39 "Transfer" means any assignment, sale, transfer, conveyance, mortgage or other encumbrance, pledge, or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law.

     2.40 "Termination for Cause" means termination of employment by reason of an Optionee's action or repeated acts, including without limitation, the commission of a felony, fraud, or wilful misconduct, which has resulted, or is likely to result, in material damage to the Manager, a Manager Entity, or TRG, as the Compensation Committee, upon the recommendation from the Manager, may conclusively determine.


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     2.41 "TRG" means The Taubman Realty Group Limited  Partnership,  a Delaware
limited partnership, or any successor thereto.

     2.42 "TTC" means The Taubman Company Limited Partnership, a Delaware limited partnership.

     2.43 "Units of Partnership Interest" means the units into which Partnership Interests are divided.

     2.44 "Valuation Date" means, with respect to an Incentive Option, the Date of Grant of such Incentive Option or the Date of Exercise, as applicable. Whenever reference is made to a Valuation Date, it shall mean, with respect to the Common Stock, the price at the close of trading on such Valuation Date, and with respect to any other item, midnight in Detroit, Michigan at the end of such Valuation Date.

                                    Article 3
                                 Administration.

     3.1 Administration. The Plan shall be administered by the Compensation Committee in accordance with this Article 3. Except as otherwise provided in the Partnership Agreement or this Plan and except as otherwise expressly reserved to the Partnership Committee in the Plan or in the Partnership Agreement, the Compensation Committee shall have the sole discretionary authority (i) to select the Employees who are to be granted Incentive Options under the Plan, (ii) to determine the number of Units of Partnership Interest in TRG to be optioned to an Employee, (iii) to authorize the granting of Incentive Options, (iv) to interpret the Plan, (v) to establish and modify administrative rules for the Plan, (vi) to impose such conditions and restrictions on Incentive Options as it determines appropriate, (vii) to execute Option Agreements, (viii) to cancel Incentive Options and to substitute new Incentive Options with the consent of an Optionee, and (ix) to take any other actions in connection with the Plan and the Incentive Options and to make all determinations under the Plan as it may deem necessary or advisable.

     It is anticipated that the Compensation Committee will act upon a recommendation from the Manager in exercising the discretion granted to the Compensation Committee under the Plan. Action taken or not taken by the Compensation Committee on one or more occasions shall be without obligation to take or not take such action on any other occasion(s).

     The Compensation Committee may, subject to the provisions of the Partnership Agreement, delegate to one or more Persons any of its powers, other than its power to authorize the granting of Incentive Options, hereinbefore, hereinafter, or pursuant to the Partnership Agreement provided or conferred, or designate one or more Persons to do or perform those matters to be done or performed by the Compensation Committee, including administration of the Plan. Any Person or Persons delegated or designated by the Compensation Committee shall be subject to the same obligations and requirements imposed on the Compensation Committee and its members under the Plan and the Partnership Agreement.

     Notwithstanding the foregoing provisions of this Section 3.1, any selection of an officer or director of the Company to be granted an Incentive Option under the Plan, and any


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decisions concerning the timing, pricing, and amount of a grant to an officer or director of the Company, in the event such officer or director is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 at the time of grant, shall be made solely by those members of the Compensation Committee, but in no event fewer than two, who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. In view of the fact that, subject to certain restrictions, the Units of Partnership Interest acquired upon exercise of an Incentive Option may be exchanged, pursuant to the Continuing Offer, for shares of Common Stock, all grants of Incentive Options to such officers and directors of the Company must further be confirmed by a committee of two or more disinterested directors of the Company (which confirmation shall be deemed made if such disinterested directors who serve on such committee of the Board of Directors also serve on the Compensation Committee).

     3.2 Expenses of Administration. TRG shall pay all costs and expenses of administering the Plan.

     3.3 Indemnification. The Compensation Committee, members of the Compensation Committee, and each Person or Persons designated or delegated by the Compensation Committee, and the Manager and each Manager Entity and the shareholders, directors and officers of the Manager and each Manager Entity shall be entitled to indemnification and reimbursement from TRG for any action or any failure to act in connection with services performed by or on behalf of the Compensation Committee for the benefit of TRG to the fullest extent provided or permitted by the Partnership Agreement and by any insurance policy or other agreement intended for the benefit of the Compensation Committee, or by any applicable law.

                                    Article 4
             Units of Partnership Interest Available Under the Plan

     4.1 Units of Partnership Interest Available. Incentive Options may be granted by TRG under the Plan from time to time to purchase an aggregate Eight Million, Eight Hundred Eighty- Seven Thousand, Eight Hundred Sixty (8,887,860) Units of Partnership Interest, as said number may be increased by the action of the Partnership Committee.

     4.2 Units of Partnership Interest Subject to Terminated or Expired Incentive Options. In the event that an outstanding Incentive Option is surrendered, expires or is terminated for any reason before it shall have been fully exercised, then all Units of Partnership Interest in TRG formerly subject to such Incentive Option shall again be available for any Incentive Option subsequently granted under the Plan.

     4.3 Adjustments. In the event of any change in the Units of Partnership Interest by reason of merger, or by reason of a division or combination of Units of Partnership Interest, or otherwise, the number and kind of Units of Partnership Interest which may thereafter be optioned and sold under the Plan, the number and kind of Units of Partnership Interest subject to option and outstanding Option Agreements, and the Exercise Price per Unit of Partnership Interest, shall be appropriately adjusted in a manner consistent with such change, as the Compensation Committee may deem equitable.


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                                    Article 5
                                  Participation

     All Employees shall be eligible to receive grants of Incentive Options under the Plan. The Optionees shall be such individuals as the Compensation Committee may select, upon the recommendation from the Manager, from among the Employees (who may include executive officers of the Manager), and shall be based upon the expected future contribution of such Employee to the Manager for the benefit of TRG.

                                    Article 6
                                Incentive Options

     6.1 Power to Grant Incentive Options. The Compensation Committee may grant to such Employees as the Compensation Committee may select, in accordance with
Article 5 hereof, Incentive Options entitling the Optionee to purchase Units of Partnership Interest from TRG in such quantity, exercisable at an Exercise Price equal to the Fair Market Value of the Units of Partnership Interest determined as of the Date of Grant, and on such terms and subject to such conditions not inconsistent with the terms of the Plan, as may be established by the Compensation Committee. No Incentive Option covering a Fractional Unit shall be granted under the Plan.

     6.2 Modification, Extension, and Renewal of Incentive Options. Subject to the approval of the Partnership Committee, the Compensation Committee may modify, extend, or renew outstanding Incentive Options, or accept the cancellation or surrender of outstanding Incentive Options (to the extent not previously exercised) for the granting of new Incentive Options in substitution therefor. Notwithstanding the foregoing, no modification of an Incentive Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Incentive Option previously granted.

     6.3 Optionee to Have No Rights as a Partner. An Optionee shall have no rights as a partner in TRG with respect to the Units of Partnership Interest made subject to an Incentive Option unless and until such Optionee exercises such Incentive Option, is admitted as a partner in TRG, and is issued a Partnership Interest Certificate evidencing his Units of Partnership Interest. No adjustments shall be made for distributions, allocations, or other rights with respect to any Units of Partnership Interest prior to the last to occur of the foregoing events specified in this Section 6.3.

                                    Article 7
                    Terms and Conditions of Incentive Options

     7.1 Option Agreements. The terms of any Incentive Option shall be as set forth in a written incentive option agreement (an "Option Agreement") in such form as the Compensation Committee shall from time to time determine. Each Option Agreement shall comply with and be subject to the terms and conditions of the Plan, the Partnership Agreement, and such other terms and conditions as the Compensation Committee may deem appropriate. No Person shall have any rights under any Incentive Option granted under the Plan unless and until TRG and the Optionee have executed an Option Agreement setting forth the grant and the terms and conditions of the Incentive Option.


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     7.2 Plan Provisions  Control  Incentive Option Terms. The terms of the Plan shall govern all Incentive Options granted under the Plan, and in no event shall the Compensation Committee have the power to grant any Incentive Option under the Plan which is contrary to any of the provisions of the Plan. In the event that any provision of an Incentive Option granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Incentive Option, the term in the Plan constituted on the Date of Grant of such Incentive Option shall control.

     7.3 Conditions for Exercise (Vesting). Except with respect to Special Incentive Options or in the case of the death, Disability, or Retirement of an Optionee, and subject to the provisions of Sections 7.6, 8.3, and 8.4 hereof, no part of an Incentive Option granted under the Plan may be exercised until the Optionee has completed three (3) years of employment with the Manager after the Date of Grant of such Incentive Option. Except with respect to Special Incentive Options or in the case of the death, Disability, or Retirement of an Optionee, and provided that an Optionee has completed three (3) years of employment with the Manager after the Date of Grant of such Incentive Option, such Incentive Option shall become exercisable (i.e., it shall "vest") as follows:

               (a) Subject to paragraph (d) below of this Section 7.3, each Incentive Option (other than a Special Incentive Option) granted under this Plan shall become exercisable (i) on the third (3rd) anniversary date of the Date of Grant of such Incentive Option, to the extent of one-third (1/3) of the Units of Partnership Interest made subject to such Incentive Option; (ii) on the fourth (4th) anniversary date of the Date of Grant of such Incentive Option, to the extent of an additional one-third (1/3) of the Units of Partnership Interest made subject to such Incentive Option; and (iii) on the fifth (5th) anniversary date of the Date of Grant, to the extent of all of the Units of Partnership Interest made subject to such Incentive Option.

               (b) The vesting and exercise of Special Incentive Options shall be determined under the terms of the Original Plan.

               (c) For purposes of this Section 7.3, in determining the "Units of Partnership Interest made subject to such Incentive Option," account shall be taken of any adjustments made to the Units of Partnership Interest as described in Section 4.3 hereof after the Date of Grant of the Incentive Option, such that the number of Units of Partnership Interest with respect to which an Optionee's Incentive Option is vested shall be redetermined at the time of an adjustment, and the number of Units of Partnership Interest with respect to which an Optionee's Incentive Option becomes vested on any anniversary date shall be determined by reference to the number of Units of Partnership Interest then subject to such Incentive Option, taking any adjustments previously made into account.

               (d) An Optionee may exercise all or any portion of an Incentive Option, to the extent vested; however, Incentive Options may not be exercised over less than one (1) Unit of Partnership Interest. If, as a result of the vesting provisions of Section 7.3(a), the Units of
     Partnership Interest with respect to which an Optionee's Incentive Option(s) become exercisable include a Fractional Unit, then the exercisable Options shall be rounded down to cover whole Units only.

     7.4 Conversion of Incentive Options Granted Prior to September 30, 1997. In connection with the division of Units of Partnership Interest effective September 30, 1997, the number of Units of Partnership Interest subject to all unexercised and outstanding Incentive Options granted prior to September 30, 1997 shall be increased (effective as of September 30, 1997) by a factor of 1,975.08, rounding up to the next whole Unit if the product would otherwise include a Fractional Unit.

     7.5 Expiration Date. Notwithstanding any other provision of the Plan, no Incentive Option shall be exercisable after the tenth (10th) anniversary of the Date of Grant.

     7.6 Acceleration of Exercise Time. Notwithstanding anything to the contrary in the Plan, including Sections 7.3, 7.7 and 7.8 hereof, the Compensation Committee, in its discretion, upon the recommendation from the Manager, may allow the exercise, in whole or in part, at any time more than six (6) months after the Date of Grant, as determined by the Compensation Committee, of any Incentive Option held by an Optionee, which Incentive Option has not previously become exercisable.

     7.7 Termination of Employment (Except by Death, Disability, or Retirement) Within Three Years After Date of Grant. Except in the case of the death,
Disability, or Retirement of an Optionee, if an Optionee ceases to be an Employee for any reason within three (3) years after the Date of Grant to such Optionee of an Incentive Option under the Plan, such Optionee's right to exercise such Incentive Option or any part thereof shall be forfeited immediately and permanently.

     7.8 Termination of Employment (Except by Death, Disability, or Retirement) More Than Three Years After Date of Grant. Except in the case of the death, Disability, or Retirement of an Optionee, if an Optionee ceases to be an Employee for any reason more than three (3) years after the Date of Grant to such Optionee of an Incentive Option under the Plan, such Optionee shall have the right, subject to the restrictions of Sections 7.5, 7.17 and 7.18 hereof, to exercise such Incentive Option, in full or in part, at any time within ninety
(90) Days after his cessation of employment, but only to the extent that, on the date of such cessation of employment, such Optionee's right to exercise such Incentive Option had vested pursuant to the terms of Section 7.3 hereof and the applicable Option Agreement and had not previously been exercised.

     7.9 Termination for Cause.  Notwithstanding  the preceding Sections of this
Article  7,  including  without  limitation  Sections  7.3  and 7.8  hereof,  an
Incentive Option shall cease to be exercisable and shall be forfeited immediately and permanently on the date of an Optionee's cessation of employment if such cessation is a Termination For Cause (as defined in Section 2.40 hereof).

     7.10 Death of Optionee. If an Optionee dies while an Employee and without having fully exercised his Incentive Option(s), then any outstanding Incentive Option(s) of such Optionee shall vest immediately and fully, and the executor, administrator, or other personal representative of the Optionee's estate, or the trustee of any Family Trust receiving such Incentive Option(s) as a result of such Optionee's death, or any heir, successor, assign, or other transferee of the Optionee receiving such Incentive Option(s) by will or by the laws of descent and distribution, shall have the right, subject to the restrictions of Sections 7.5, 7.17 and 7.18 hereof, to exercise such Incentive Option(s) to acquire the Units of Partnership

Interest in TRG made subject to such Incentive Option(s), in full or in part, at any time within seven hundred thirty (730) Days after the Optionee's death.

     7.11 Disability of Optionee. If an Optionee who ceases to be an Employee at any time by reason of Disability has not fully exercised his Incentive Option(s), then any outstanding Incentive Option(s) of such Optionee shall vest immediately and fully, and such Optionee or his guardian or other legal representative, shall have the right, subject to the restrictions of Sections 7.5, 7.17 and 7.18 hereof, to exercise such Incentive Option(s) to acquire the Units of Partnership Interest in TRG made the subject of such Incentive Option(s), in full or in part, at any time prior to the tenth (10th) anniversary date of the Date of Grant.

     7.12 Retirement of Optionee. If an Optionee who ceases to be an Employee at any time by reason of Retirement has not fully exercised his Incentive Option(s), then any Incentive Option(s) of such Optionee shall vest immediately and fully, and such Optionee shall have the right, subject to the restrictions of Sections 7.5, 7.17 and 7.18 hereof, to exercise such Incentive Option(s) to acquire the Units of Partnership Interest in TRG made the subject of such Incentive Option(s), in full or in part, at any time prior to the tenth (10th) anniversary date of the Date of Grant.

     7.13 Exercise Procedures. Each Incentive Option granted under the Plan shall be exercised by written notice to the Compensation Committee, which notice must be received by the Compensation Committee on or before the earlier of (i) the date such Incentive Option expires pursuant to Section 7.5 hereof, and (ii) the last date on which such Incentive Option may be exercised as provided in Sections 7.7 through 7.12 and in Section 8.3 hereof.

     7.14 Payment of the Exercise Price. The purchase price for each Unit of Partnership Interest in TRG to be purchased upon exercise of an Incentive Option granted under the Plan shall be paid in full in cash by the Optionee pursuant to the Option Agreement and in an amount equal to the Exercise Price.

     7.15 Taxes. TRG or the Manager, or a Manager Entity, as the case may be, shall be entitled, if the Compensation Committee deems it necessary or desirable, to withhold (or secure payment from an Optionee or Beneficiary in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by TRG or the Manager with respect to any amount payable and/or Units of Partnership Interest issuable under such Optionee's Incentive Option, and TRG may defer payment or issuance of the Units of Partnership Interest upon such Optionee's exercise of an Incentive Option unless indemnified to its satisfaction against any liability for such tax. The amount of any such withholding shall be determined by the Compensation Committee.

     7.16 Surrender of Incentive Options. Any Incentive Option granted under the Plan may be surrendered to TRG for cancellation on such terms as the Compensation Committee and the Optionee agree, including, but not limited to, terms which provide that upon such surrender TRG shall pay to the Optionee cash or, subject to the provisions of Section 7.17 hereof, Units of Partnership Interest, or a combination of cash and Units of Partnership Interest.

     7.17 Prohibition Against Exercise of Incentive Option. In the event that an Optionee properly exercising an Incentive Option as provided in the Plan, or any other Person properly exercising an Incentive Option as provided in the Plan, is not a Person to whom a Partner (as that term is defined in the Partnership Agreement) would be permitted to Transfer all or any portion of its Partnership Interest, as provided in Section 8.1(b) of the Partnership Agreement (such Optionee or other Person being hereinafter referred to as an "Impermissible Holder"), then such Impermissible Holder shall nevertheless be permitted to exercise such Incentive Option as provided in Sections 7.3 through 7.12 and in Sections 8.2 and 8.4 hereof, by complying with the procedures provided in Sections 7.13 and 7.15 hereof and by paying or causing to be paid to TRG the Exercise Price pursuant to
Section 7.14, but such Impermissible Holder shall not be issued Unit(s) of Partnership Interest but shall, instead, and at the same time, receive shares of Common Stock pursuant to and subject to the terms and conditions of the Continuing Offer.

     7.18 Prohibition Against Exercise of Option within Six (6) Months of Date of Grant. Notwithstanding any other provision of the Plan (including Sections
8.3 and 8.4 hereof), no Incentive Option which, but for this Section 7.18 is exercisable, shall be exercised within six (6) months from the Date of Grant.

                                    Article 8
            Amendment and Termination of the Plan; Dissolution of TRG

     8.1 Amendment of the Plan. The Compensation Committee, with the approval or at the direction of the Partnership Committee, may from time to time suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever. In addition, the Compensation Committee, with the approval or at the direction of the Partnership Committee and the Company, may cause the Company to adopt an incentive option plan in replacement of the Plan whereby options to purchase shares of Common Stock of the Company are granted to Employees. In such event, all outstanding Incentive Options shall be adjusted to be consistent with the terms and provisions of the Plan and the Continuing Offer, and in such manner as the Compensation Committee may deem equitable or as may be required pursuant to applicable law; provided, however, that except with the written consent of an Optionee or as otherwise specifically provided herein with respect to a replacement plan, no amendment or suspension of the Plan shall alter or impair any Incentive Option previously granted to such Optionee under the Plan.

     8.2 Termination of the Plan. The Compensation Committee, with the approval or at the direction of the Partnership Committee, shall have the right and power to terminate the Plan at any time, and no Incentive Option shall be granted under the Plan after the termination of the Plan. Except as otherwise provided in Section 8.3 hereof, the termination of the Plan shall not have any other effect, and any Incentive Option outstanding at the time of the termination of the Plan may be exercised after termination of the Plan, at any time prior to the expiration date of such Incentive Option and to the same extent and subject to the same terms and conditions, as provided in Article 7 hereof, that would have applied to such Incentive Option if the Plan had not been terminated.

     8.3 Dissolution of TRG. The dissolution of TRG (provided that TRG is not reconstituted as provided in the Partnership Agreement) shall automatically and without further action cause the Plan to terminate and each outstanding Incentive Option which is not yet vested to vest immediately and fully. Each Optionee holding an outstanding Incentive Option which is then, or by reason of the dissolution of TRG has become, vested and exercisable, as set forth in Article 7 hereof, shall receive written notice of the dissolution of TRG and shall have fifteen (15) Days from the receipt of such written notice of dissolution to exercise such Optionee's Incentive Option(s) by delivering written notice of such exercise as provided in Section 7.13 hereof and by paying or causing to be paid to TRG the Exercise Price. Except as otherwise provided in this Section 8.3, any Incentive Option exercised upon dissolution shall be exercisable only as provided under the Plan and shall continue to be subject to all of the terms and conditions of the Plan. The grant of any Incentive Option pursuant to the Plan shall not affect in any way the right or power of TRG to make changes to its business structure, or to merge, dissolve, or terminate, or to sell or transfer any or all of its assets.

     8.4 Termination of Management Contract/Change of Control Event. Upon the termination of the Master Services Agreement (as defined in the Partnership Agreement) between TRG and the Manager, for any reason, or upon the occurrence of either of the following events (a "change of control" event), all Incentive Options previously granted under the Plan shall vest immediately and fully, but shall otherwise be exercisable only as provided under the Plan and shall continue to be subject to all of the terms and conditions of the Plan. For purposes of this Section 8.4, a "change of control" event means:

               (a) The acquisition of beneficial ownership of Units of Partnership Interest in TRG entitling the Person acquiring such beneficial ownership to appoint a majority of the members of the Partnership Committee, if such Person was not, at the time of the Initial Public Offering, a Partner of TRG (as identified in the Preamble to the Partnership Agreement); or

               (b) If, at such time as the Company obtains the right to appoint a majority of the members of the Partnership Committee, or at any time thereafter, at least a majority of that number of the individuals who constitute the Board of Directors are not, or cease for any reason to be, the same individuals who constituted the Board of Directors immediately after the consummation of the Initial Public Offering (the "Incumbent Board"); provided, that any individual becoming a director after the Initial Public Offering whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall, for the purposes of this clause (b), be considered as though such individual were a member of the Incumbent Board.

                                    Article 9
                   Compliance With Other Laws and Regulations

     9.1 Exemption or Qualification. The Plan, the grant and exercise of Incentive Options under the Plan, and the obligation of TRG to sell and deliver Units of Partnership Interest under such Incentive Options shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. TRG shall not be required to issue or deliver any Partnership Interest Certificates for Units of Partnership Interest prior to such time as there is an appropriate exemption available from the registration or qualification requirements for such Units of Partnership Interest under any federal or state law, or any ruling or regulation of any government body which TRG shall, in its discretion, determine to be necessary or advisable. Any determination by TRG and its counsel in connection with any of the matters set forth in this Section 9.1 shall be conclusive and binding on all Persons.

     9.2 Representation. The Compensation Committee may require that any Person who is granted an Incentive Option under the Plan represent and agree in writing that if the Units of Partnership Interest made subject to the Incentive Option are issuable under an exemption from registration requirements, the Units of Partnership Interest will be "restricted" securities which may be resold only in compliance with the applicable securities laws, and that such Person is acquiring the Units of Partnership Interest issued upon exercise of an Incentive Option for investment and not with a view toward distribution.

                                   Article 10
                  Disposition of Units of Partnership Interest

     10.1 Limitations on Transfer. An Optionee's rights and interests under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of an Optionee, only the Optionee personally (or the Optionee's personal representative) may exercise the Optionee's rights under the Plan. An Optionee's Beneficiary may exercise the Optionee's rights to the extent they are exercisable under the Plan following the death of the Optionee. Notwithstanding any other provision of the Plan to the contrary, an Optionee's rights and interests under the Plan shall vest in the Company upon the Optionee's exercise of the Incentive Option, acceptance of the Continuing Offer, and payment of the Exercise Price as described in Section
7.17 hereof.

     10.2 Partnership Interest Certificates. Units of Partnership Interest shall be represented by a certificate of TRG (a "Partnership Interest Certificate"). Each Partnership Interest Certificate shall bear the following legend:

               The  Unit(s)  of   Partnership   Interest   represented  by  this
               certificate is (are) subject to and transferable only in compliance with the Amended and Restated Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, as the same may be amended and/or supplemented from time to time (the "Partnership Agreement"), a copy of which is on file at the office of The Taubman Realty Group Limited Partnership. Any assignment, sale, transfer, conveyance, mortgage, or other encumbrance, pledge, granting of an Option or proxy, or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law, in respect of a Unit of Partnership Interest made other than as permitted in the Partnership Agreement shall be null and void and have no force or effect whatsoever.

     In addition, Partnership Interest Certificates evidencing Units of Partnership Interest acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:


               The sale of the Unit(s) of Partnership Interest represented by this certificate has not been registered under the

               Securities Act of 1933 (the "Act"). Any transfer of such Unit(s) of Partnership Interest will be invalid unless a registration statement under the Act is in effect as to such transfer, or, in the opinion of counsel for the Partnership, such registration is unnecessary in order for such transfer to comply with the Act.

Any determination by TRG and its counsel in connection with any of the matters set forth in this Section 10.2 shall be conclusive and binding on all persons.

                                   Article 11
                               General Provisions

     11.1 No Right to Continued Employment. No Employee or any other Person shall have any claim or right to be granted an Incentive Option under the Plan. Neither the adoption and maintenance of the Plan nor the granting of Incentive Options pursuant to the Plan shall be deemed to constitute a contract of employment between the Manager or TRG or the Company and any Employee or to be a condition of the employment of any Person. The Plan and any Incentive Option granted under the Plan shall not confer upon any Optionee any right with respect to continued employment by the Manager or a Manager Entity, nor shall they interfere in any way with the right of the Manager or a Manager Entity to terminate the employment of any Optionee at any time, and for any reason, with or without cause, it being acknowledged, unless expressly provided otherwise in writing, that the employment of any Optionee is "at will."

     11.2 Dealings with Beneficiaries or Representatives of an Optionee. The Compensation Committee may require such proper proof of death and such evidence of the right of any Person other than an Optionee to exercise any Incentive Option granted under the Plan, as the Compensation Committee deems necessary or advisable. The Compensation Committee's determination of death or Disability and of the right of any Person other than an Optionee to exercise an Incentive Option shall be conclusive. The Compensation Committee, in its discretion, may require from any Person, other than an Optionee, exercising any Incentive Option under the Plan, such security and indemnity as the Compensation Committee, in its discretion, deems necessary or advisable. The issuance of and acceptance of any Units of Partnership Interest and/or of cash (pursuant to Section 7.14) or the issuance and acceptance of Common Stock pursuant to Section 7.17 hereof, shall constitute a complete acquittance and discharge of full liability of TRG, the Manager, each Manager Entity, and the Company under the Plan, and the Compensation Committee shall be entitled to demand a receipt and/or acquittance in full satisfaction of all claims against TRG, the Manager, each Manager Entity, and the Company.

     11.3 Application of Funds. The proceeds received by TRG from the exercise of any Incentive Option to acquire a Unit of Partnership Interest in TRG shall be used for general partnership purposes of TRG.

     11.4 Inspection of Records. Copies of the Plan, records reflecting each Optionee's Incentive Option(s), and any other documents and records that an Optionee is entitled by law to inspect shall be open to inspection by the Optionee and his duly authorized representative(s) at the office of TRG at any reasonable business hour.

     11.5 Word Meanings. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Plan as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

     11.6 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of the Plan as set forth in the text.

     11.7 Severability. Whenever possible, each provision in the Plan and every Incentive Option at any time granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Incentive Option at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then, (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and every other Incentive Option at any time granted under the Plan shall remain in full force and effect.

     11.8 Compliance with Securities Exchange Act. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators.

     11.9 Strict Construction. No rule of strict construction shall be implied against TRG, the Partnership Committee, the Compensation Committee, or any other Person in the interpretation of any of the terms of the Plan, any Incentive Option granted under the Plan or any rule or procedure established by the Compensation Committee.

     11.10 Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Michigan and construed in accordance therewith.

     11.11 Execution. To record the adoption of the Plan, as amended and restated, TRG has caused the execution hereof effective as of the 30th day of September, 1997.


                                   THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership



                                   By:   /s/ Lisa A. Payne
                                         ---------------------------------------

                                         Its: Authorized Signatory